                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported: JUNE 29, 2000

                              HYBRID NETWORKS, INC.
             (Exact name of registrant as specified in this charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

        0-23289                                        77-02520931
 (Commission File Number)                (I.R.S. Employer Identification Number)

                  6409 GUADALUPE MINES ROAD, SAN JOSE, CA 95120
               (Address of principal executive offices) (Zip Code)

                                 (408) 323-6250
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

On June 29, 2000 the registrant's reached a settlement with the Securities and Exchange Commission (SEC) relating to the SEC's investigation of registrant. On June 29, 2000 the registrant issued the following press release regarding this event.

                   HYBRID NETWORKS REACHES SETTLEMENT WITH SEC

         SAN JOSE, Calif., June 29, 2000 - Hybrid Networks Inc. (OTC BB: HYBR), the worldwide leader in fixed broadband wireless access systems, today announced it has reached a settlement with the Securities and Exchange Commission (SEC) relating to the SEC's investigation of Hybrid with respect to the company's fiscal-year 1997 and first-quarter 1998 financial statements.

         Without admitting or denying the SEC's allegations, Hybrid has agreed to the entry of an order enjoining the company from violating the provisions of federal securities laws relating to books and records, internal controls provisions and filing false reports. The SEC's complaint did not seek monetary penalties from the company.

         "With this now behind us, we can turn all of our attention to capitalizing on the numerous opportunities that exist in the rapidly growing market for fixed broadband wireless Internet access," said Michael D. Greenbaum, president and CEO of Hybrid Networks. "Our systems are in place in 47 of 52 fixed broadband wireless markets worldwide. Hybrid is therefore well-positioned to deliver the fixed-wireless solutions telecommunications companies are looking for today that can continue to meet their needs tomorrow."

                                     -more-


HYBRID REACHES SETTLEMENT WITH SEC 2-2-2

ABOUT HYBRID NETWORKS

         Hybrid Networks Inc. designs, develops, manufactures and markets fixed broadband wireless systems that enable telecommunications companies to provide businesses and residences with high-speed Internet access. Headquartered in San Jose, Calif., Hybrid has more than 20,000




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two-way wireless routers in use in markets worldwide. The company's technology and products are focused on the MMDS and WCS spectrum in the United States and similar spectrum abroad. Hybrid's customers include the leading telecommunications providers, wireless system operators and network service providers.

         For more information call (408) 323-6215 or visit Hybrid's Web site at www.hybrid.com.

Some of the statements in this news release are forward-looking statements, and we caution our stockholders and others that these statements involve certain risks and uncertainties, including risks and uncertainties about whether Hybrid in the future will be able to maintain its leadership position in the fixed broadband wireless systems market. Factors that may cause actual results to differ from results expected or inferred from these statements include, but are not limited to, existing product rollouts or new product developments not proceeding as currently anticipated, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, end-use demands for wireless communication services, and other business factors. For information regarding these risks and other related risks, see the "Risk Factors" section of Hybrid's annual report for 1999 on Form 10-K on file with the SEC.

On July 6, 2000 the registrant's common stock began trading on the Nasdaq National Market System. On July 5, 2000 the registrant issued the following press release regarding this event.

             HYBRID NETWORKS MOVES TRADING TO NASDAQ NATIONAL MARKET

         SAN JOSE, Calif., July 5, 2000 - Hybrid Networks Inc., the worldwide leader in fixed broadband wireless access systems, today announced its common stock has been relisted on the Nasdaq National Market System and will begin trading July 6, 2000, under the ticker symbol "HYBR."

The company's stock had been traded on the OTC Electronic Bulletin Board since December 1998.

"Our move to the Nasdaq comes at very exciting time for Hybrid Networks," said Michael D. Greenbaum, president and CEO of Hybrid Networks. "Telecommunications companies continue to select our systems for their fixed-wireless deployments worldwide. Hybrid is poised to build upon its existing leadership position in the explosively growing fixed broadband wireless systems market."

About Hybrid Networks

         Hybrid Networks Inc. designs, develops, manufactures and markets fixed broadband wireless systems that enable telecommunications companies to provide businesses and residences with high-speed Internet access. Headquartered in San Jose, Calif., Hybrid has more than 20,000 two-way wireless routers in use in markets worldwide. The company's technology and products are focused on the MMDS and WCS spectrum in the United States



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

and similar spectrum abroad. Hybrid's customers include the leading telecommunications providers, wireless system operators and network service providers. For more information, call (408) 323-6215 or visit www.hybrid.com.

Some of the statements in this news release are forward looking statements and we caution our stockholders and other that these statements involve certain risks and uncertainties, including risks and uncertainties about whether Hybrid in the future will be able to maintain its leadership position in the fixed broadband wireless systems market. Factors that may cause actual results to differ from results expected or inferred from these statements include, but are not limited to, existing product rollouts or new product development not proceeding as currently anticipated, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, end use demands for wireless communication services, and other business factors. For information regarding certain of these risks and other related risks, see the "Risk Factors" section of Hybrid's annual report for 1999 on Form 10-K on file with the SEC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 13, 2000                     Hybrid Networks, Inc.



                                         By: /s/ Thara M. Edson
                                             -----------------------------
                                             Thara M. Edson
                                             Vice President, Finance
                                             Chief Financial Officer








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